September 30, 2004


William R. Sampson
Shook, Hardy & Bacon LLP
2555 Grand Blvd.
Kansas City, Missouri 64108


Re:       Graham Corporation v. Toshiba International
          Corporation, Case No. C 04-01507

Dear Bill:

  This letter will confirm our clients' agreement to settle the above-referenced litigation on the following terms.

     Graham Corporation ("Graham") will accept a total payment of $1,900,000 in full and final satisfaction of the cancellation charges under the Moapa contract, and will dismiss its complaint with prejudice. No later than October 15, 2004, Toshiba International Corporation ("Toshiba") will wire $183,256, the balance necessary to bring the cancellation payments to $1,900,000, to an account to be designated by Graham;

     Graham will make available to Toshiba the Moapa project materials which consist of the tubesheets and tube support plates as well as some minor miscellaneous parts, in Batavia, New York. Toshiba will have the right to inspect the materials and, if Toshiba chooses to take them, will do so at no additional cost; however, packaging and shipping will be at Toshiba's expense.

  If this agreement is acceptable, please have Mr. Kasagi sign below. This agreement will be memorialized by a mutual settlement agreement and release to be agreed upon by the parties and dismissal of the parties' complaint and cross-complaint with prejudice.

  Thank you for your assistance in helping wrap up this matter.
Please let me know if you would like to draft the more complete settlement agreement and release, or would like us to do so.
                             Very truly yours,

                             /s/ Jeffrey R. Williams
                             -----------------------
                             Jeffrey R. Williams

IT IS SO AGREED.

Date:     9/30/04   /s/ Hiroshi Kasagi
          -------   ------------------
                    Hiroshi Kasagi on Behalf of Toshiba International
                    Corporation

Date:     9/30/04   /s/ Alvaro Cadena
          -------   -----------------
                    Alvaro Cadena on Behalf of Graham Corporation